Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Class A Common Stock and Class B Common Stock

of

SPORT CHALET, INC.

at

$1.20 NET PER SHARE

Pursuant to the Offer to Purchase dated July 3, 2014

by

EVEREST MERGER SUB, INC.

a wholly-owned subsidiary of

VESTIS RETAIL GROUP, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF AUGUST 1, 2014, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), or Class B common stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Shares”), of Sport Chalet, Inc., a Delaware corporation (“Sport Chalet”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

In the event that, prior to 12:00 midnight, New York City time, at the end of August 1, 2014, (the “Initial Expiration Date”) the number of Shares tendered into the Offer, together with Shares to be acquired by Vestis or Purchaser (as defined below) pursuant to the Stock Purchase Agreement (as defined in the Offer to Purchase) and the Shares issuable pursuant to the Top-Up Option (as defined in the Offer to Purchase), does not result in Vestis and Purchaser collectively owning shares equal to or in excess of 90% of each of the Class A Common Stock and the Class B Common Stock on a fully diluted basis (as calculated pursuant to the Merger Agreement) (each, a “Price Reduction Trigger”), the Offer Price will be reduced from $1.20 to $1.04 per Share, net to the seller in cash, without interest, less any applicable withholding taxes. Note that Shares tendered pursuant to guaranteed delivery procedures but that have not been delivered in settlement of such guarantee will be excluded from the calculations to determine whether the required 90% thresholds have been met in order to avoid a reduction in the offer price. Purchaser will publicly announce any such price reduction by 9:00 a.m., New York City time, on the business day following the Initial Expiration Date and extend the Offer for 10 business days from such announcement date. If the Offer is extended pursuant to the foregoing, you may withdraw any previously tendered Shares by following the procedures described in Section 4 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Facsimile Transmission: (For Eligible Institutions Only) (617) 360-6810 Confirm Facsimile Transmission: (781) 575-2332	By Registered, Certified or Express Mail or by Overnight Courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Everest Merger Sub, Inc., a Delaware corporation (the “Purchaser”), and a wholly-owned subsidiary of Vestis Retail Group, LLC, a Delaware limited liability company (“Vestis”), upon the terms and subject to the conditions set forth in the offer to purchase, dated July 3, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of Sport Chalet specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s)
(if available)

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.

(Daytime telephone number)

Signature(s):

Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within three NASDAQ Stock Market trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.

(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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